Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400
investors@istarfinancial.com

COMPANY CONTACTS	NYSE: STAR

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Fourth Quarter and Fiscal Year 2014 Results

▪	Full year adjusted income allocable to common shareholders grew to $94 million from a $(22) million loss for 2013.

▪	Quarterly adjusted income allocable to common shareholders was $13 million, versus a $(19) million loss for the fourth quarter of 2013.

▪	Originated $456 million of investments during the fourth quarter, bringing total new originations for the year to $1.3 billion.

NEW YORK - February 19, 2015 - iStar Financial Inc. (NYSE: STAR) today reported results for the fourth quarter ended December 31, 2014.

Fourth Quarter 2014 Results

iStar reported adjusted income allocable to common shareholders for the fourth quarter of $13.2 million, or $0.14 per diluted common share, compared to a loss of $(19.1) million, or $(0.23) per diluted common share for the fourth quarter 2013.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items, primarily including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income (loss) as well as reconciliations to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the fourth quarter was $(28.4) million, or $(0.33) per diluted common share, compared to a loss of $(57.9) million, or $(0.68) per diluted common share for the fourth quarter 2013.

Fiscal Year 2014 Results

iStar reported adjusted income allocable to common shareholders for the year ended December 31, 2014 of $94.3 million, or $0.88 per diluted common share, compared to a loss of $(21.7) million, or $(0.26) per diluted common share for the year ended December 31, 2013.

"This was a strong year for iStar as we made significant strides on a number of fronts including growing investment volume and generating over $90 million of adjusted income. A significant portion of our $1 billion land portfolio is still under development and therefore largely not yet generating revenues, but as these projects come on-line we expect them to start contributing to our growth," said Jay Sugarman, iStar's chairman and chief executive officer. "While markets remain competitive, we are excited about the potential to create value in each of our four businesses."

Net income (loss) allocable to common shareholders for the year was $(48.8) million, or $(0.57) per diluted common share, compared to a loss of $(155.8) million, or $(1.83) per diluted common share for the year ended December 31, 2013.

Investment Activity

iStar committed to new investments totaling $456.4 million during the fourth quarter, of which it funded $246.4 million. In addition, the Company funded $57.1 million associated with ongoing developments and prior financing commitments. This resulted in total fundings during the quarter of $303.5 million.

"Investment commitments this year reached $1.3 billion, the highest level in a number of years and a testament to our team's creativity and ability to provide our customers and partners with high-touch service and value-added capital," Sugarman continued. "Our focus on serving the high-end of the market allowed us to invest in stand-out properties and with premiere sponsors."

iStar generated $150.6 million of total proceeds from repayments and sales during the fourth quarter, bringing total proceeds generated from the portfolio to $1.1 billion for the year. The Company had $472.1 million of available cash at the end of the quarter.

Portfolio Overview

At December 31, 2014, the Company’s portfolio totaled $5.2 billion, which is gross of $468.8 million of accumulated depreciation and $33.5 million of general loan loss reserves.

Real Estate Finance

At December 31, 2014, the Company’s real estate finance portfolio totaled $1.41 billion, gross of general loan loss reserves. The portfolio included $1.35 billion of performing loans with a weighted average last dollar loan-to-value ratio of 70% and a weighted average maturity of 2.7 years. The performing loans include $662.2 million of first mortgages / senior loans and $684.1 million of mezzanine / subordinated debt. The performing loans generated a yield for the quarter of 9.8%. During the quarter, the Company invested $260.6 million and received $58.0 million of proceeds within its real estate finance portfolio.

At December 31, 2014, the Company’s non-performing loans (NPLs) had a carrying value of $65.0 million, a reduction from $93.2 million at the end of the third quarter and a 68% reduction from the $203.6 million balance at the beginning of the year. For the fourth quarter, the Company recorded a $5.2 million loan loss provision. At December 31, 2014, loan loss reserves totaled $98.5 million, comprised of $33.5 million of general reserves and $65.0 million of asset specific reserves.

Net Lease

At the end of the quarter, iStar’s net lease portfolio totaled $1.68 billion, gross of $364.3 million of accumulated depreciation. During the quarter, the Company invested $4.7 million and received $13.8 million of sales proceeds from its net lease portfolio. The Company recorded a $5.7 million gain associated with net lease properties sold during the quarter.

The Company’s net lease portfolio totaled 19 million square feet across 33 states. Occupancy for the portfolio was 95.9% at the end of the quarter, with a weighted average remaining lease term of 11.6 years. The occupied assets generated an unleveraged yield of 8.2% and the total net lease portfolio generated an unleveraged yield of 7.8% for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaled $900.4 million, gross of $96.2 million of accumulated depreciation, and was comprised of $744.0 million of commercial and $156.4 million of residential real estate properties. During the quarter, the Company invested $15.7 million within its operating properties portfolio.

Commercial Operating

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types such as office, retail and hotel properties. These properties generated $28.9 million of revenue offset by $22.2 million of expenses during the quarter. iStar generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $109.4 million of stabilized commercial operating properties that were 88% leased and generated an unleveraged yield of 7.8% for the quarter.

The remaining commercial operating properties were 58% leased and generated an unleveraged yield of 2.5% for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed commercial operating property leases covering approximately 445,000 square feet.

Residential Operating

At the end of the quarter, the residential operating portfolio was comprised of 332 condominium units, generally located within luxury condominium projects in major U.S. cities. During the quarter, the Company sold 127 condominium units, resulting in $71.2 million of proceeds and recorded $24.3 million of income, offset by $5.0 million of expenses.

Land

At the end of the quarter, the Company’s land portfolio totaled $1.08 billion, gross of accumulated depreciation, and was comprised of 11 master planned community projects, 15 urban infill land parcels and six waterfront land parcels located throughout the United States. Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for approximately 25,000 lots.

The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company will develop, sell to or partner with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential and hotel units, and select projects include commercial, retail and office uses.

During the quarter, the Company and its co-lenders took title to a pre-development land parcel which previously served as collateral for a loan. In addition, the Company rezoned an existing owned asset for higher and better use as a development opportunity within its land portfolio. Separately, the Company recorded a $12.4 million impairment on the initial phase of one of its land projects due to a change in business strategy which should create value for the project's remaining phases. The Company invested $22.3 million in its land portfolio during the quarter. At December 31, 2014, the Company had six land projects in production, 13 in development and 13 in the pre-development phase. As the Company continues to invest and build value in its land portfolio, it expects to move additional projects into production in the coming year and grow its land revenues.

Capital Markets

During the quarter, the Company repaid $23.7 million on its 2012 Secured Credit Facility, bringing the remaining balance to $358.5 million at December 31, 2014. The facility matures in March 2017.

The Company’s weighted average cost of debt for the fourth quarter was 5.5%, down from 5.7% for the fourth quarter of last year. The Company’s leverage was 2.0x at December 31, 2014, at the low end of the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

"We were very pleased to be able to decrease our interest expense by more than $40 million this year from last year through a combination of a reduction in overall indebtedness and cost of debt capital," said David DiStaso, iStar's chief financial officer. "At the same time, we strengthened our balance sheet this year by refinancing our largest secured debt facility with unsecured bonds, which allowed us to unencumber $2.0 billion of high-quality collateral and end the year with 85% of our debt unsecured."

[Financial Tables to Follow]

* * *

iStar Financial Inc. (NYSE: STAR) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company's website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, February 19, 2015. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, increases in NPLs, the Company's ability to reduce NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from non-performing loans, operating properties and land and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
REVENUES
Operating lease income	$59,334	$59,213	$243,100	$234,567
Interest income	28,565	29,430	122,704	108,015
Other income	18,780	12,430	81,033	48,208
Land sales revenue	3,271	—	15,191	—
Total revenues	$109,950	$101,073	$462,028	$390,790
COST AND EXPENSES
Interest expense	$55,073	$61,709	$224,483	$266,225
Real estate expense	38,937	45,079	163,389	157,441
Land cost of sales	2,812	—	12,840	—
Depreciation and amortization	18,414	17,651	73,571	71,266
General and administrative(1)	19,018	25,106	88,806	92,114
Provision for (recovery of) loan losses	5,151	97	(1,714)	5,489
Impairment of assets	12,893	6,328	34,634	12,589
Other expense	1,195	784	5,821	8,050
Total costs and expenses	$153,493	$156,754	$601,830	$613,174
Income (loss) before earnings from equity method investments and other items	$(43,543)	$(55,681)	$(139,802)	$(222,384)
Loss on early extinguishment of debt	(416)	(4,908)	(25,369)	(33,190)
Earnings from equity method investments	2,461	7,174	79,309	41,520
Loss on transfer of interest to unconsolidated subsidiary	—	(7,373)	—	(7,373)
Income (loss) from continuing operations before income taxes	$(41,498)	$(60,788)	$(85,862)	$(221,427)
Income tax (expense) benefit	(4,531)	1,283	(3,912)	659
Income (loss) from continuing operations	$(46,029)	$(59,505)	$(89,774)	$(220,768)
Income (loss) from discontinued operations	—	(797)	—	644
Gain (loss) from discontinued operations	—	(256)	—	22,233
Income from sales of real estate	28,478	14,566	89,943	86,658
Net income (loss)	$(17,551)	$(45,992)	$169	$(111,233)
Net (income) loss attributable to noncontrolling interests	1,071	(1,051)	704	(718)
Net income (loss) attributable to iStar Financial Inc.	$(16,480)	$(47,043)	$873	$(111,951)
Preferred dividends	(12,830)	(12,830)	(51,320)	(49,020)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	943	1,939	1,630	5,202
Net income (loss) allocable to common shareholders	$(28,367)	$(57,934)	$(48,817)	$(155,769)
_______________________________________________________________________________
(1) For the three months ended December 31, 2014 and 2013, includes $4,770 and $4,777 of stock-based compensation expense, respectively. For the twelve months ended December 31, 2014 and 2013, includes $13,314 and $19,261 of stock-based compensation expense, respectively.
(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. Participating Security holders are non-employee directors who hold common stock equivalents granted under the Company's LTIP who are eligible to participate in dividends.

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
EPS INFORMATION FOR COMMON SHARES
Income (loss) from continuing operations(1)
Basic	$(0.33)	$(0.67)	$(0.57)	$(2.09)
Diluted	$(0.33)	$(0.67)	$(0.57)	$(2.09)
Net income (loss)
Basic	$(0.33)	$(0.68)	$(0.57)	$(1.83)
Diluted	$(0.33)	$(0.68)	$(0.57)	$(1.83)
Adjusted income (loss)
Basic	$0.16	$(0.23)	$1.11	$(0.26)
Diluted	$0.14	$(0.23)	$0.88	$(0.26)
Weighted average shares outstanding
Basic	85,188	84,617	85,031	84,990
Diluted (for net income per share)	85,188	84,617	85,031	84,990
Diluted (for adjusted income per share)	114,319	84,617	129,790	84,990
Common shares outstanding at end of period	85,191	83,717	85,191	83,717

EPS INFORMATION FOR HPU SHARES
Income (loss) from continuing operations(1)
Basic	$(62.87)	$(127.00)	$(108.67)	$(396.07)
Diluted	$(62.87)	$(127.00)	$(108.67)	$(396.07)
Net income (loss)
Basic	$(62.87)	$(129.26)	$(108.67)	$(346.80)
Diluted	$(62.87)	$(129.26)	$(108.67)	$(346.80)
Weighted average shares outstanding
Basic	15	15	15	15
Diluted	15	15	15	15
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	December 31, 2014	December 31, 2013
ASSETS

Real estate
Real estate, at cost	$3,145,563	$3,220,634
Less: accumulated depreciation	(468,849)	(424,453)
Real estate, net	$2,676,714	$2,796,181
Real estate available and held for sale	285,982	360,517
	$2,962,696	$3,156,698
Loans receivable and other lending investments, net	1,377,843	1,370,109
Other investments	338,523	207,209
Cash and cash equivalents	472,061	513,568
Restricted cash	19,283	48,769
Accrued interest and operating lease income receivable, net	16,367	14,941
Deferred operating lease income receivable	98,262	92,737
Deferred expenses and other assets, net	162,502	237,980
Total assets	$5,447,537	$5,642,011

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$180,902	$170,831
Debt obligations, net	4,022,684	4,158,125
Total liabilities	$4,203,586	$4,328,956

Redeemable noncontrolling interests	$11,199	$11,590

Total iStar Financial Inc. shareholders' equity	$1,181,496	$1,243,260
Noncontrolling interests	51,256	58,205
Total equity	$1,232,752	$1,301,465

Total liabilities and equity	$5,447,537	$5,642,011

iStar Financial Inc.
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	$—	$38,432	$20,700	$202	$—	$59,334
Interest income	28,565	—	—	—	—	28,565
Other income	890	131	9,665	2,462	5,632	18,780
Land sales revenues	—	—	—	3,271	—	3,271
Total revenue	$29,455	$38,563	$30,365	$5,935	$5,632	$109,950
Earnings (loss) from equity method investments	—	1,763	544	(344)	498	2,461
Income from sales of real estate	—	6,206	22,272	—	—	28,478
Revenue and other earnings	$29,455	$46,532	$53,181	$5,591	$6,130	$140,889
Real estate expense	—	(5,714)	(27,166)	(6,057)	—	(38,937)
Land cost of sales	—	—	—	(2,812)	—	(2,812)
Other (expense) income	773	—	—	—	(1,968)	(1,195)
Allocated interest expense	(12,546)	(17,314)	(8,878)	(7,425)	(8,910)	(55,073)
Allocated general and administrative(1)	(2,288)	(3,144)	(1,718)	(2,331)	(4,767)	(14,248)
Segment profit (loss)	$15,394	$20,360	$15,419	$(13,034)	$(9,515)	$28,624
_______________________________________________________________________________
(1) Excludes $4,770 of stock-based compensation expense.

iStar Financial Inc.
Segment Analysis
(In thousands)
(unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	$—	$151,934	$90,331	$835	$—	$243,100
Interest income	122,704	—	—	—	—	122,704
Other income	21,217	4,437	42,000	3,327	10,052	81,033
Land sales revenues	—	—	—	15,191	—	15,191
Total revenue	$143,921	$156,371	$132,331	$19,353	$10,052	$462,028
Earnings (loss) from equity method investments	—	3,260	1,669	(630)	75,010	79,309
Income from sales of real estate	—	6,206	83,737	—	—	89,943
Revenue and other earnings	$143,921	$165,837	$217,737	$18,723	$85,062	$631,280
Real estate expense	—	(22,967)	(113,504)	(26,918)	—	(163,389)
Land cost of sales	—	—	—	(12,840)	—	(12,840)
Other expense	(243)	—	—	—	(5,578)	(5,821)
Allocated interest expense	(58,043)	(72,089)	(39,535)	(29,368)	(25,448)	(224,483)
Allocated general and administrative(1)	(13,314)	(16,736)	(9,684)	(13,170)	(22,588)	(75,492)
Segment profit (loss)	$72,321	$54,045	$55,014	$(63,573)	$31,448	$149,255
_______________________________________________________________________________
(1) Excludes $13,314 of stock-based compensation expense.

AS OF DECEMBER 31, 2014
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,552,483	$724,430	$868,650	$—	$3,145,563
Less: accumulated depreciation	—	(364,323)	(96,159)	(8,367)	—	(468,849)
Real estate, net	$—	$1,188,160	$628,271	$860,283	$—	$2,676,714
Real estate available and held for sale	—	4,521	162,782	118,679	—	285,982
Total real estate	$—	$1,192,681	$791,053	$978,962	$—	$2,962,696
Loans receivable and other lending investments, net	1,377,843	—	—	—	—	1,377,843
Other investments	—	125,360	13,220	90,559	109,384	338,523
Total portfolio assets	$1,377,843	$1,318,041	$804,273	$1,069,521	$109,384	$4,679,062
Cash and other assets						768,475
Total assets						$5,447,537

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
ADJUSTED INCOME
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(28,367)	$(57,934)	$(48,817)	$(155,769)
Add: Depreciation and amortization	19,763	17,871	76,287	72,439
Add: Provision for (recovery of) loan losses	5,151	97	(1,714)	5,489
Add: Impairment of assets	12,893	7,172	34,634	14,353
Add: Loss on transfer of interest to unconsolidated subsidiary	—	7,373	—	7,373
Add: Stock-based compensation expense	4,770	4,777	13,314	19,261
Add: Loss on early extinguishment of debt	416	2,887	25,369	19,655
Less: HPU/Participating Security allocation	(1,383)	(1,301)	(4,778)	(4,478)
Adjusted income (loss) allocable to common shareholders(1)	$13,243	$(19,058)	$94,295	$(21,677)
_______________________________________________________________________________
(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $6 and $844, respectively, for the three months ended December 31, 2013 and $264 and $1,764, respectively, for the twelve months ended December 31, 2013. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. For the three and twelve months ended December 31, 2013, loss on early extinguishment of debt excludes the portion of losses paid in cash of $2,021 and $13,535, respectively.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

Three Months Ended December 31, 2014
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$76,072
Average total assets (B)	$5,464,081
Expense Ratio (A) / (B)	1.4%

As of
December 31, 2014
Leverage
Book debt	$4,022,684
Less: Cash and cash equivalents	(472,061)
Net book debt (C)	$3,550,623

Book equity	$1,232,752
Add: Accumulated depreciation and amortization(1)	519,248
Add: General loan loss reserves	33,500
Sum of book equity, accumulated depreciation and general loan loss reserves (D)	$1,785,500
Leverage (C) / (D)	2.0x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(2)	$5,123,109
Unsecured debt (F)	$3,426,890
Unencumbered Assets / Unsecured Debt (E) / (F)	1.5x
_______________________________________________________________________________
(1) Accumulated depreciation and amortization includes our proportionate share of accumulated depreciation and amortization relating to equity method investments.
(2) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

			As of
			December 31, 2014
UNFUNDED COMMITMENTS

Performance-based commitments			$579,595
Strategic investments			45,714
Discretionary fundings			5,000
Total Unfunded Commitments			$630,309

LOAN RECEIVABLE CREDIT STATISTICS	As of
	December 31, 2014		December 31, 2013

Carrying value of NPLs /
As a percentage of total carrying value of loans	$65,047	5.5%	$203,604	16.6%

Impaired loan asset specific reserves for loan losses /
As a percentage of gross carrying value of impaired loans(1)	$64,990	46.5%	$348,004	46.3%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(1)	$98,490	7.6%	$377,204	23.5%
_______________________________________________________________________________
(1) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF DECEMBER 31, 2014(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Office / Industrial	$159	$909	$324	$—	$1,392	26.9%
Land	33	—	—	1,078	1,111	21.4%
Mixed Use / Mixed Collateral	433	—	245	—	678	13.1%
Entertainment / Leisure	—	570	—	—	570	11.0%
Hotel	262	136	54	—	452	8.7%
Other Property Types	296	10	—	—	306	5.9%
Retail	115	57	121	—	293	5.7%
Condominium	113	—	156	—	269	5.2%
Strategic Investments	—	—	—	—	110	2.1%
Total	$1,411	$1,682	$900	$1,078	$5,181	100.0%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Northeast	$644	$386	$144	$194	$1,368	26.4%
West	80	426	96	397	999	19.3%
Mid-Atlantic	320	143	133	194	790	15.2%
Southeast	79	255	287	125	746	14.5%
Southwest	129	234	186	144	693	13.4%
Central	102	93	52	9	256	4.9%
Various	27	143	2	15	187	3.6%
International	30	2	—	—	32	0.6%
Strategic Investments	—	—	—	—	110	2.1%
Total	$1,411	$1,682	$900	$1,078	$5,181	100.0%

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(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.